UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2012

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		818-575-4500
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)

On April 3, 2012, ValueClick, Inc. (the "Company”) announced the promotion of John Giuliani to the role of Chief Operating Officer. Mr. Giuliani also continues to serve as a member of the Board of Directors of the Company.  Previously, Mr. Giuliani served as President of the Company's Dotomi division, which was acquired by the Company on August 31, 2011. Prior to August 31, 2011, Mr. Giuliani served as the Chairman of the Board and Chief Executive Officer of Dotomi, Inc.  Mr. Giuliani's compensation arrangement, which provides for an annual base salary of $400,000, an annual target bonus of $400,000, and a yet to be determined level of participation in an incentive compensation pool established in connection with the Company's acquisition of Dotomi, remains unchanged.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated April 3, 2012, issued by ValueClick, Inc. (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

April 3, 2012	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 3, 2012 (filed herewith).